BY-LAWS

                                       OF

                            BROWN-NEW HAMPSHIRE INC.

                                   ----------


                                    ARTICLE I

                           Name, Location and Purposes

     The name, location of the principal office and purposes of this corporation shall be as set forth in the Articles of Agreement.

                                   ARTICLE II

                             Meeting of Stockholders

     The annual meeting of the stockholders shall be held at Berlin, New Hampshire, on the first Tuesday of May in each year at eleven o'clock in the forenoon (or, if said date is a legal holiday, then on the next succeeding day which is not a legal holiday), unless the President shall designate some other time and place for the holding of said meeting.

     Special meetings of the stockholders shall be called by the Clerk upon written request of the President or a majority of the Board of Directors, or stockholders entitled to vote and who own at least one-fourth part in interest of the capital stock, stating the time, place and purpose of such meeting.

     Notice of all meetings, annual and special, of the stockholders, stating the place, day and hour thereof, and in case of special meetings, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at said meeting by leaving such notice with him or at his residence or usual place of business, or by mailing the same postage prepaid, to him at his address as it appears on the books of the corporation at least five days before such meeting. Notice of any regular or special meeting may be dispensed with if every stockholder entitled to vote, or his attorney thereunto authorized, by writing filed with the records of the meeting, waives such notice. Any meeting at which all stockholders entitled to vote are present either in person or by proxy, or of which those who are not present have waived notice in writing, shall be valid without prior notice.

     At any meeting of stockholders, the owners of a majority of the shares of capital stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business.

     At all meetings of the stockholders a quorum may adjourn the meeting to a definite time and place, and any business which could have been legally transacted at such meeting may be transacted at any adjournment thereof without new notification.

                                   ARTICLE III

                             Directors and Officers

     The officers of this corporation shall consist of a board of not less than three (3) nor more than nine (9) directors, a president, a vice president, a treasurer and a clerk, and such other officers and agents as the board of directors may from time to time appoint. The number of directors until the first annual meeting, shall be fixed by the incorporators at their first meeting, and thereafter the number of directors for the ensuing year shall be fixed by the stockholders at their annual meeting.

                                   ARTICLE IV

                               Powers of Directors

     The board of directors shall be elected by the incorporators in the first instance and thereafter by the stockholders at their annual meeting, and shall hold office until others are chosen in their stead. They shall have and may exercise all the powers of the corporation, except such as are conferred upon the stockholders by law, by the Articles of Agreement and any other provisions of these By-Laws. Vacancies in any office or in the board of directors may be filled by the board or by the remaining directors, though less than a quorum. The board of directors may by majority vote remove any officer or agent at any time with or without cause.

                                    ARTICLE V

                                    President

     The president shall be chosen by the incorporators in the first instance and thereafter annually by the board of directors after the election of directors, and shall hold office for one year and until his successor shall be chosen. He shall be the chief executive officer of the corporation, unless otherwise ordered by the board of directors. He shall preside at all meetings of the stockholders and directors, with the treasurer sign all stock certificates and shall perform such other duties as are imposed on him by these By-Laws or as may be assigned to him by the stockholders or directors.

                                   ARTICLE VI

                                 Vice President

     The vice president shall be chosen in the same manner and for the same term as the president and shall exercise all the powers of the president during the absence or disability of the president, in addition to such other duties as the directors or stockholders may from time to time prescribe.

                                   ARTICLE VII

                                    Treasurer

     The treasurer shall be chosen in the same manner and for the same term as the president and shall, subject to the direction and under the supervision of the Board of Directors, have the care and custody of the funds, books and valuable papers of the corporation, except his own bond, shall have power to endorse for deposit or collection, all notes, drafts, checks and other obligations for the payment of money payable to the corporation or its order and to sign notes and drafts and checks drawn upon any bank account of the corporation. He shall keep accurate books of account which shall be the property of the corporation. He shall collect all moneys from time to time due and owing to the corporation, and shall keep and disburse the same pursuant to the contracts and obligations of the corporation, or the order of the directors or stockholders. He shall have power to accept for and in the name and behalf of the corporation promissory notes, drafts and checks in the ordinary course of business. He shall execute and deliver in behalf of the corporation all such instruments under its common seal as may be ordered by the stockholders or directors, unless their execution and delivery is otherwise specifically provided for, and shall with the president sign and affix the common seal to all certificates of stock issued by the corporation, and perform such other duties as the directors or stockholders may from time to time require. He shall give bond in such sum and with such sureties as the directors may require.

                                  ARTICLE VIII

                                      Clerk

     The clerk shall be chosen in the same manner and for the same term as the president, and shall be and continue an inhabitant of New Hampshire and keep his office therein. He shall be sworn to the faithful discharge of his duties. He shall attend all meetings of the stockholders and directors and record the proceedings thereof. He shall notify the stockholders and directors of their meetings, in accordance with the By-Laws, and shall perform such other duties as the stockholders or directors may from time to time determine and as are required by applicable statutes.

                                   ARTICLE IX

                         Meetings of Board of Directors

     Regular meetings of the board of directors may be held at such times and places as the board may by vote from time to time determine, and if so determined no notice thereof need be given. A regular meeting of the board may be held without notice immediately after, and at the same place as the annual meeting of stockholders.

     Special meetings of the board may be held at any time and place when called by the president or treasurer, or two or more directors upon written notice given in hand or mailed to each director, postage prepaid, at his usual place of residence or business not less than three days before the day of such meeting, or by communication by telephone or telegraph at least seventy-two hours before the time of such meeting, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing filed with the records of the meeting, and any meeting held without prior notice at which three or more directors are present shall be legal if the absent director or directors subsequently assent in writing to the recorded proceedings of the meeting.

     A majority of the board of directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the members in attendance shall decide any question brought before such meeting. Meetings of the board of directors may be held within or without New Hampshire.


                                    ARTICLE X

                                  Certificates

     Stock certificates shall be in such form, not inconsistent with law, as the directors shall determine. All certificates shall be numbered consecutively from the first, and shall be signed by the president and treasurer, and shall bear the seal of the corporation.

                                   ARTICLE XI

                                Transfer of Stock

     Subject to the provisions of the Articles of Agreement, stock may be transferred by the owner by a writing upon the back of the certificate by him signed, or by a separate instrument of assignment, and the delivery of a certificate of stock to a bona fide purchaser or a pledgee for value, together with the written transfer of the same or a written power of attorney to sell, transfer or assign the same signed by the owner of the certificate shall be a sufficient delivery to transfer the title as against all parties, except the corporation. No such transfer shall affect the right of the corporation to treat the stockholder of record as the stockholder in fact until the old certificate is surrendered and a new certificate is issued to the person entitled thereto.

                                   ARTICLE XII

                               Pre-emptive Rights

     Holders of Common Stock shall, with respect to each future issue of Common Stock or of warrants representing rights to subscribe to or purchase Common Stock or of securities convertible into Common Stock, have the right to purchase pro rata such Common Stock, warrants or securities in such manner and within such period of time as may be provided in the vote or votes authorizing the issue of such Common Stock, warrants or securities. This ARTICLE may be altered, amended or repealed only at a meeting of the stockholders duly warned of the purpose thereof and by the favorable vote of the holders of two-thirds of the outstanding stock entitled to vote.

                                  ARTICLE XIII

                                      Seal

     The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat faced circular die, with the words and figures "Incorporated, New Hampshire, 1965", together with the name of the corporation cut or engraved thereon. Pending the procurement of the permanent seal, the directors may authorize the use of a wafer seal.

                                   ARTICLE XIV

                               Execution of Papers

     Except in cases where the stockholders or board of directors authorize the execution thereof in some other manner, all deeds, transfers, contracts, bonds, notes, drafts and other obligations for the payment of money made, accepted or endorsed by the corporation, except as otherwise provided by these By-Laws, shall be signed by the president or the treasurer.

                                   ARTICLE XV

                                   Amendments

     These By-Laws may be altered, amended or repealed at any annual or special meeting of the stockholders by vote of the holders of a majority of the stock present or represented by proxy and voting at the meeting, in the notice of which the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, shall be specified.

     Upon motion duly made and seconded, it was unanimously

     VOTED: That until otherwise determined by the stockholders, the number of Directors of this corporation be fixed at three (3).

     Upon motion duly made and seconded, it was unanimously

     VOTED:    To proceed to ballot for officers and directors.

     Successive ballots being taken, the following were unanimously chosen and declared elected to the offices set before their respective names:


DIRECTORS:
       John B. Pendleton                          9 Capitol Street
                                                  Concord, New Hampshire
       Arthur W. Mudge, II                        "         "        "
       Elizabeth Woodbury                         "         "        "

PRESIDENT:
       Leonard A. Pierce                          Brown Company
                                                  650 Main Street
                                                  Berlin, New Hampshire

VICE PRESIDENT:
       John W. Jordan                             Brown Company
                                                  650 Main Street
                                                  Berlin, New Hampshire
TREASURER:
       Franklin Hollis                            9 Capitol Street
                                                  Concord, New Hampshire

CLERK:

Edward J. Reichert
                                                  Brown Company
                                                  650 Main Street
                                                  Berlin, New Hampshire

Upon motion duly made and seconded, it was unanimously

VOTED: That the amount of stock presently to be issued shall be 200 shares of the common stock without nominal or par value of the corporation and that said shares be issued to Brown Company, a corporation duly incorporated under the laws of the State of Maine and having a place of business in Berlin, New Hampshire, in consideration of certain properties and rights of Brown Company in Berlin, Gorham and Shelburne, New Hampshire, used for the generation of electric energy by water power and by steam and for the transmission of electric energy, together with related materials, supplies and assets owned by Brown Company in connection therewith.

Upon motion duly made and seconded, it was unanimously

 VOTED: That the Board of Directors be, and hereby is, authorized and instructed forthwith to cause stock certificates to be prepared in such form, not inconsistent with the by-laws, as it may determine, and to make the necessary arrangements for the issuing upon payment therefor of the two hundred (200) shares of common stock of the corporation without nominal or par value, the present issue of which is provided for in the preceding vote.

Upon motion duly made and seconded, it was unanimously

 VOTED: That the Treasurer and a majority of the Board of Directors be, and they hereby are, authorized to prepare and execute a Record of Organization conformably to the provisions of Chapter 294 of the New Hampshire Revised Statutes Annotated, and upon approval thereof by the Attorney General or Deputy Attorney General, to file the same in the office of the Secretary of State of New Hampshire, and pay the recording fee required by law.

Upon motion duly made and seconded, it was unanimously

 VOTED: To adjourn, subject to meet again upon call by the President or Clerk in the event any corporate action shall be necessary before any of the stock voted to be presently issued shall have been issued, so that the powers of the corporation shall have vested in the stockholders.

          Adjourned accordingly.

          A true record:       Attest:



                                /s/ Arthur W. Mudge
          ----------------------------------------------------------------------
                       Arthur W. Mudge, II - Temporary. Clerk

                                    AFFIDAVIT

     We, the undersigned, being the Treasurer and a majority of the Board of Directors elected at the organization meeting of Brown--New Hampshire Inc., as hereinbefore set forth, do hereby severally make oath that the foregoing is a true copy of the Record of Organization of said corporation and contains the original of the Articles of Agreement, the names and addresses of the officers and Directors, and the original record of the organization meeting except the By-Laws, duly attested by the Temporary Clerk.

                                               /s/ Franklin Hollis
                                              ---------------------------
                                                       Treasurer

                                               /s/ John B. Pendleton
                                              ---------------------------

                                               /s/ Elizabeth Woodbury
                                              ---------------------------

                                               /s/ Arthur W. [Mudge
                                              ---------------------------
                                                       Directors

                           THE STATE OF NEW HAMPSHIRE

MERRIMACK COUNTY                                                  March 10, 1965


     Then personally appeared the above named John B. Pendleton, Arthur W. Mudge, II and Elizabeth Woodbury, all of the Board of Directors of Brown-New Hampshire Inc. and Franklin Hollis, Treasurer, and made oath that the foregoing affidavit by them subscribed is true. Before me,

                                               /s/ Lawrence E. Spellman
                                              ---------------------------
                                                     Notary Public

                                                                          [SEAL]

                                   CERTIFICATE

     I, Arthur W. Mudge, II, on oath depose and say that I served as temporary clerk of Brown-New Hampshire Inc. during its incorporation and during the organization meeting at which the By-Laws of the Corporation were adopted and that there is attached hereto a true copy of the By-Laws of the Corporation so adopted which have not been amended as of the date hereof.

                                               /s/ Arthur W. Mudge
                                              ---------------------------





The State of New Hampshire                                       Concord, N. H.

Merrimack County                                                 March 11, 1965



                       Subscribed and sworn to before me,

                                               /s/ John B. Pendleton
                                              ---------------------------
                                                    Notary Public


                                                                          [SEAL]

                         MINUTES OF ORGANIZATION MEETING

                                       OF

                            BROWN-NEW HAMPSHIRE INC.

                                   ----------

     The first meeting of the incorporators, being all the subscribers to the Articles of Agreement of Brown-New Hampshire Inc. was held at 9 Capitol Street, Concord, New Hampshire, on the 10th day of March, 1965, at 11:00 o'clock in the forenoon, pursuant to Article VI of the Articles of Agreement.

     There were present John B. Pendleton, Arthur W. Mudge, II and Elizabeth Woodbury, being all of the incorporators and subscribers to the Articles of Agreement.

     John B. Pendleton was chosen chairman of the meeting and Arthur W. Mudge, II was chosen Temporary Clerk, to hold office and to perform the duties of Clerk until final adjournment of the incorporators' meeting and until the Permanent Clerk shall have qualified. Arthur W. Mudge, II, as Temporary Clerk, took the oath of office prescribed by law before John B. Pendleton, Justice of the Peace.

     The Articles of Agreement, subscribed by all the aforesaid incorporators, were read and ordered incorporated in the Record of Organization.

     A proposed code of By-Laws for the corporation was then presented to the meeting and read section by section.

     Upon motion duly made and seconded, it was unanimously

       VOTED:   That the following be adopted as the By-Laws of the corporation.

                                    BYLAWS OF

                            BROWN-NEW HAMPSHIRE, INC.

                    (as amended and restated August 6, 1981)



                           ARTICLE I - CORPORATE SEAL

     The corporate seal of the corporation shall be circular and shall have inscribed thereon, within and around the circumference, "BROWN-NEW HAMPSHIRE, INC." In the center shall be the word "SEAL".


                            ARTICLE II - FISCAL YEAR

     The fiscal year of the corporation shall be determined in the discretion of the board of directors, but in the absence of any such determination it shall coincide with the fiscal year of James River Corporation of Virginia, a Virginia corporation.


                        ARTICLE III - CLOSING OF TRANSFER
                          BOOKS AND FIXING RECORD DATE

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors of this corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. In lieu of closing the stock transfer books the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this article, such determination shall apply to any adjournment thereof.


                      ARTICLE IV - MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings - Meetings of stockholders may be held at such place, either within or without the state in which this corporation was organized, as may be provided in the notice of the meeting.

     Section 2. Annual Meeting - The annual meeting of stockholders shall be held on the first Thursday in August of each year.

     Section 3. Substitute Annual Meetings - If in the judgement of the chairman of the board of directors (the "Chairman"), or the board of directors, because of the unavailability of necessary information, or for other sufficient reason, an annual meeting of stockholders should not be held on the day designated in these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. Any meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 4. Special Meetings - Special meetings of the stockholders may be called by the Chairman, the President, the board of directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 5. Notice of Meetings - Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting (except as a different time is specified in these bylaws or by the law of the state in which this corporation was organized) either personally or by mail, by or at the direction of the Chairman, the President, the Clerk, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Notice of a stockholders' meeting to act on (i) an amendment of the articles of incorporation; (ii) a reduction of stated capital; (iii) a plan of merger, consolidation or exchange; or (iv) the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property or assets of the corporation if not made in the usual and regular course of its business, shall be given, in the manner provided above, not less than twenty-five nor more than fifty days before the date of the meeting. Any such notice shall be accompanied by (a) a copy of the proposed amendment; (b) a copy of the proposed plan of reduction or merger, consolidation or exchange; or (c) shall state that a purpose or one of the purposes of the meeting is to consider a proposed sale, lease, exchange, mortgage, pledge or other disposition of property and assets of the corporation other than in the usual and regular course of its business.

     Section 6. Quorum; Required Vote - A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Treasury shares shall not be counted to establish a quorum. If a quorum is present the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except to the extent (i) that the vote of a greater number or voting by classes is required by law or the articles of incorporation; (ii) that in elections of directors the provisions of Article V,
Section 3 of these bylaws shall apply; and (iii) that a vote is required on any of the matters set forth in the second paragraph of Section 5 of this Article IV of these bylaws, in which event the affirmative vote of more than two-thirds of the shares entitled to vote thereon shall be the act of the stockholders. Less than a quorum may adjourn.

     Section 7. Shares Entitled to Vote; Proxies - Each outstanding share of common stock shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders. Treasury shares shall not be entitled to any vote. Shares of other class of stock, if any, shall be entitled to such vote as nay be provided in the articles of incorporation.

     A stockholder may vote either in person or by proxy executed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from its date, unless otherwise provided in the proxy.

     Section 8. Waiver of Notice - Notwithstanding any other provisions of law, the articles of incorporation, or these bylaws, whenever notice of any meeting for any purpose is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

     A stockholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 9. Actions by Stockholders Without a Meeting -Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of stockholders.

                              ARTICLE V - DIRECTORS

     Section 1. General Powers - The business and affairs of the corporation shall be managed by the board of directors subject to any requirement of stockholder action contained in the law of the state in which the corporation was organized or in the articles of incorporation.

     Section 2. Number, term and qualification - The number of directors of the corporation shall be not less than three (3) nor more than ten (10). These numbers may be increased or decreased from time to time by amendment to these bylaws, provided that the minimum number shall never be less than three (3). No decrease in number shall have the effect of shortening the term of any incumbent director. The number of directors elected by the stockholders, within the range established by these bylaws, at their latest annual meeting shall be deemed to be the number of directors fixed by these bylaws; provided that (i) in the event a vacancy on the board of directors occurs which the board declines to fill, the number of remaining incumbent directors shall be deemed to be the number of directors fixed by these bylaws; and (ii) the board of directors shall have the right during the period between annual meetings of the stockholders to increase the number of directors elected by the stockholders at their latest annual meeting by not more than two, until the maximum number set forth in these bylaws is reached, and the number of directors as so increased shall be deemed to be the number of directors fixed by these bylaws. Each director shall hold office until his death, resignation, retirement, or removal or until his successor is elected.

     Section 3. Election of Directors - Except as provided in Section 5 of this Article and in the articles of incorporation, the directors shall be elected by the common stockholders at the annual meeting of stockholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast.

     Section 4. Removal - At a meeting called expressly for that purpose any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares entitled to vote at an election of the directors. If any directors are so removed, new directors may be elected at the same meeting.

     Section 5. Vacancies - Any vacancy occurring in the board of directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.

     Section 6. Compensation - The board of directors may fix the compensation of directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the board of directors.

                         ARTICLE VI - DIRECTORS MEETINGS

     Section 1. Regular Meetings - Regular meetings of the board of directors shall be held annually, immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before such meeting, and immediately following each special meeting of stockholders to consider and act upon any matter which may properly cone before such meeting. Any such meeting shall be held at the place where the stockholders meeting was held. The board of directors may also adopt a schedule of additional meetings which shall be considered regular meetings, and such meetings shall be held at the time and place, within or without the state in which the corporation was organized, as the Chairman or, in his absence, the President shall designate.

     Section 2. Special Meetings - Special meetings of the board of directors shall be held on the call of the Chairman, the President or any three members of the board of directors at the principal office of the corporation or at such other place as the Chairman or, in his absence, the President, shall designate.

     Section 3. Telephone Meetings - The board of directors may participate in a meeting by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

     Section 4. Notice of Meetings - No notice need be given of regular meetings of the board of directors.

     Notice of special meetings of the board of directors shall be mailed to each director at least (3) days, or telegraphed at least two (2) days prior to the date of the meeting and must set forth the purpose for which the meeting is called.

     Section 5. Quorum; Required Vote - A majority of the directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by law or these bylaws.

     Section 6. Waiver of Notice - Notwithstanding any other provisions of law, the articles of incorporation or these bylaws, whenever notice of any meeting for any purpose is required to be given to any director a waiver thereof in writing, signed by the person or persons entitled to said notice: whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

     A director who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 7. Actions by Directors Without Meeting - Any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the directors. Such consent shall have the same force and effect as a unanimous vote.

                      ARTICLE VII - COMMITTEES OF DIRECTORS

     Section 1. Executive Committee - The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate two or more of the directors who shall constitute the executive committee. A majority of the members of the executive committee shall constitute a quorum. The executive committee shall meet on the call of any of its members. Notice of any such meeting shall be given by mail, telephone, telegraph or other means by the close of business on the day before such meeting is to be held. If he is a member of the executive committee and present at any of its meetings the Chairman shall serve as its chairman. In his absence, if he is a member of the executive committee, the President shall serve as its chairman. Unless otherwise provided by the law of the state in which this corporation was organized, the executive committee small have and may exercise all of the authority of the board of directors except to approve (i) an amendment of the articles of incorporation;
(ii) a plan of merger or consolidation; (iii) a plan of exchange under which the corporation would be acquired; (iv) the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the corporation otherwise than in the usual and regular course of its business; (v) the voluntary dissolution of the corporation; (vi) revocation of voluntary dissolution proceedings; (vii) any employee benefit plan involving the issuance of common stock; or (viii) the compensation paid to the Chairman or the President.

     Section 2. Audit Committee - The board of directors may appoint an audit committee consisting of not less than three directors, none of whom shall be officers, which committee shall regularly review the adequacy of internal financial controls, review with the corporation's independent public accountants the annual audit and other financial statements and recommend the selection of the corporation's independent public accountants.

     Section 3. Other Committees - The board of directors may designate such other committees with limited authority as it may deem advisable.

     Section 4. Telephone Meetings - Committees may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

     Section 5. Actions by Committees Without Meetings - Any action which may be taken at a committee meeting, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the members of the committee. Such consent shall have the same force and effect as a unanimous vote.

     Section 6. Committee Rules - Unless the board of directors otherwise provides, each committee designated by the board of directors may adopt, amend and repeal rules for the conduct of its business. In the absence of direction by the board of directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. Except to the extent that these bylaws contain provisions to the contrary, in other respects each committee shall conduct its business in the same manner as the board of directors is required to conduct its business.

                             ARTICLE VIII - OFFICERS


     Section 1. Officers - The officers of the corporation shall be a Chairman, a President, a Clerk, a Secretary and a Treasurer, and in the discretion of the board of directors, one or more Vice-Presidents and other officers and assistant officers as may be deemed necessary or advisable to carry on the business of the corporation. The Chairman and the President shall be members of the board of directors. Any two offices may be combined in the same person except the offices of President and Clerk.

     Section 2. Election, Term - Officers shall be elected at the annual meeting of the board of directors immediately following the annual meeting of stockholders, and may be elected at such other time or times as the board of directors shall determine. They shall hold office, unless removed, until the next annual meeting of the board of directors or until their successors are elected. Any officer may resign at any time upon written notice to the Chairman, the President, or the board of directors. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

     Section 3. Removal of Officers - Any officer may be removed, with or without cause, at any time by the board of directors at any duly called meeting.

     Section 4. Duties of the Chairman - The Chairman shall be the chief executive officer of the corporation and shall have general charge and supervision of the business of the corporation. He shall preside at all meetings of the stockholders and the board of directors. In addition he shall perform such duties, from time to time, as maybe assigned to him by the board of directors.

     Section 5. Duties of the President - The President shall be the chief operating officer of the corporation and have such powers and duties as generally pertain to that position.

In the absence of the Chairman he shall preside at all meetings of the stockholders and the board of directors. He shall further perform such duties as may, from time to time, be assigned or delegated to him by the Chairman or the board of directors.

     Section 6. Duties of Vice-Presidents - The Vice-Presidents shall perform such duties as may, from time to time, be assigned to them by the Chairman, the President or the board of directors.

     Section 7.a. Duties of the Clerk / Rider

     a. Duties of the Clerk - The Clerk, who shall be a resident of the State of New Hampshire, shall record all votes and proceedings of the stockholders and make a record of all instruments and papers required to be recorded in his office. He shall not be required to keep any record relating to the votes and proceedings of the directors or the Executive Committee. He may affix the corporate seal to any document the execution of which, on behalf of the corporation, is duly authorized, and when so affixed may attest the same. The Clerk shall also perform such other duties as may, from time to time, be assigned to him by the Chairman, the President, the board of directors, or as may be required by law.

     b. Duties of the Secretary - The Secretary shall record all votes and proceedings of the board of directors and the Executive Committee and make a record of all instruments and papers required to be recorded in his office. He may affix the corporate seal to any document the execution of which, on behalf of the corporation, is duly authorized, and when so affixed may attest the same. The Secretary shall also perform such other duties as may, from time to time, be assigned to him by the Chairman, the President, the board of directors, or as may be required by law.




     Section 8. Duties of the Treasurer - The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit or cause to be deposited, in the name of the corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the board of directors; if required by the board of directors, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the board of directors may determine; he shall be custodian of the records of the corporation; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation and shall render to the Chairman, the President and the board of directors, whenever requested, an account of the financial condition of the corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Chairman, the President, the board of directors or as may be provided by law.

     Section 9. Duties of Other Officers - The other officers, if any, of the corporation shall have such powers and duties in the management of the corporation as shall be stated in a resolution of the board of directors creating the offices to which they have been elected and, to the extent that such powers and duties are not so stated, they shall have such powers and duties as generally pertain to their respective offices, subject to the control of the Chairman, the President and the board of directors.

     Section 10. Voting Securities of Other Corporations - Any one of the Chairman, the President or the Treasurer shall have power to act for and vote on behalf of the corporation at all meetings of the stockholders of any corporation in which this corporation holds stock, or in connection with any consent of stockholders in lieu of any such meeting.

     Section 11. Bonds - The board of directors may by resolution require that any or all officers, agents and employees of the corporation give bond to the corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

                    ARTICLE IX - CERTIFICATES OF STOCK

     Section 1. Form and Issuance - Certificates of stock shall be in such form as may be approved by the board of directors, and shall be signed by the President or any Vice-President and the Clerk or an Assistant Clerk, or the Treasurer or an Assistant Treasurer, and may (but need not) be sealed with the seal of the corporation or a facsimile thereof. Any such signature may be a facsimile, engraved or printed, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     Section 2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates - The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3. Transfer - The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents or clerks and registrars thereof. Unless otherwise provided, transfers of shares of stock by the corporation shall be made upon its books by surrender of the certificates for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney-in-fact.


                             ARTICLE X - AMENDMENTS

     Section 1. New Bylaws and Alterations - These bylaws may be amended or repealed and new bylaws may be made at any regular or special meeting of the board of directors by a majority of the board. However, bylaws made by the board of directors may be repealed or changed and new bylaws may be made by the stockholders and the stockholders may prescribe that any bylaw made by them shall not be altered, amended, or repealed by the directors.